Exhibit 10.23

LEASE

THIS LEASE (this “Lease”) is entered into as of December 1, 2005 between DFA, LLC (“Lessor”) and AHERN RENTALS, INC. (“Lessee”).

RECITALS

A.            Lessee wishes to lease from Lessor that certain real property commonly known as 1531 W. Bonanza Road, Las Vegas, Nevada (APN 139-28-401-022), 1505 W. Bonanza Road, Las Vegas, Nevada (APN 139-28-001-005), and 525 Martin Luther King, Las Vegas Nevada (APN 139-28-101-016), as more particularly descried on the attached Exhibit A (the “Premises”).

B.            Lessor hereby leases the Premises to Lessee, and Lessee hereby leases the Premises from Lessor, on the terms and conditions set forth in this Lease.

TERMS AND CONDITIONS

Term.

1(a)         The term of this Lease shall commence as of December 1, 2005 and continue thereafter on a month to month basis. Either party may terminate this Lease upon 30 days prior written notice to the other party.

Rental.

1(b)(1) Lessee shall pay to Lessor as rent for the Premises the sum of $1,000 per month.

1(b)(2) So long as this lease has not been earlier terminated pursuant to Section 1(b)(1) or otherwise pursuant to this Lease, commencing on November 1, 2006 and on each November 1st thereafter (each, an “Annual Rent Adjustment Date”) during the remainder of the lease term, the monthly rent payment shall be increased by an amount equal to the greater of (i) three percent (3%) of the rent paid for the prior year, or (ii) the same percentage as the percentage increase in the Consumer Price Index comparing the figure for the month prior to the month in which the adjustment is to occur with the figure for the same month in the preceding year. Comparisons shall be made using the Index for the U.S. City Average -- All Urban Wage Earners published by the U.S. Department of Labor, Bureau of Labor Statistics. If that Index is discontinued, the parties shall use the nearest comparable index measuring changes in the cost of living during the period involved.

1(b)(3) Intentionally blank.

1(b)(4) Rent will be paid in advance on the first day of each month to Lessor at the address for Lessor set forth in this Lease, or at such other address as Lessor may designate in writing to Lessee. Rent is uniformly apportionable day to day.

Use of Premises.

(2a)         The Lessee shall use the Premises during the term of this lease for the conduct of the following business: employee parking and for no other purpose whatsoever without Lessor’s written consent.

(2b)         The Lessee will not make any unlawful, improper or offensive use of the Premises; the Lessee will not suffer any strip or waste thereof; the Lessee will not permit any objectionable noise or odor to escape or to be emitted from the Premises or do anything or permit anything to be done upon or about the Premises in any way tending to create a nuisance; the Lessee will not sell or permit to be sold any product, substance or service upon or about the Premises.

(2c)         Intentionally blank.

(2d)         The Lessee shall comply at Lessee’s own expense with all laws and regulations of any municipal, county, state, federal or other public authority respecting its use of the Premises. These include, without limitation, all laws, regulations and ordinances pertaining to air and water quality, Hazardous Materials as herein defined, waste disposal, air emissions, and other environmental matters. As used herein, Hazardous Material means any hazardous or toxic substance, material, or waste, including but not limited to those substances, materials, and waste listed in the U.S. Department of Transportation Hazardous Materials Table or by the U.S. Environmental Protection Agency as hazardous substances and amendments thereto, petroleum products, or such other substances, materials, and waste that are or become regulated under any applicable local, state, or federal law. Neither Lessee nor Lessor is required to make any alterations to comply with the Americans with Disabilities Act.

(2e)         Intentionally blank.

(2f)          Except for gasoline, and other Hazardous Materials typically found in motor vehicles, Lessee shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Lessee, its agents, employees, contractors, or invitees without the prior written consent of Lessor, which consent will not be unreasonably withheld.

Utilities.

(3)           The Lessee shall pay for the cost of any parking lot lighting on the Premises during the term of this lease.

Repairs and Improvements.

(4a)         The Lessor shall not be required to make any repairs, alterations, additions or improvements to or upon the Premises during the term of this lease, except only those hereinafter specifically provided for; the Lessee hereby agrees to maintain and keep the Premises, in as good order and condition as when received, reasonable wear and tear, damage by casualty and any repairs which are the obligations of the Lessor hereunder excepted.

(4b)         Lessor shall make any necessary capital repairs and replacements to the Premises unless such is necessitated solely by Lessee’s failure to maintain in accordance with subsection 4(a).

Lessor’s Right of Entry.

(5)           It shall be lawful for the Lessor, the Lessor’s agents and representatives, at any reasonable time upon 48 hours’ advance notice to enter into or upon the Premises for the purpose of examining into the condition thereof, or for any other lawful purpose.

Right of Assignment.

(6)           The Lessee will not assign, transfer, pledge, hypothecate, surrender or dispose of this lease, or any interest herein, sublet, or permit any other person or persons whomsoever to occupy the Premises without the written consent of the Lessor being first obtained in writing; this lease is personal to Lessee; Lessee’s interests, in whole or in part, cannot be sold, assigned, transferred, seized or taken by operation at law, or under or by virtue of any execution or legal process, attachment or proceedings instituted against the Lessee, or under or by virtue of any bankruptcy or insolvency proceedings had in regard to the Lessee, or in any other manner, except as above mentioned. Notwithstanding any provision in this Lease, Lessee may, without Lessor consent, execute and deliver one or more leasehold mortgages (or leasehold trust deeds) to any lender to Lessee with respect hereto.

Liens.

(7)           The Lessee will not permit any lien of any kind, type or description to be placed or imposed upon the Lessee’s interest in improvements in which the Premises are situated, or any part thereof, or Lessee’s interest in the land on which they stand.

(8)           Intentionally blank.

(9)           Intentionally blank.

(10)         Intentionally Blank.

Liability Insurance.

(11)         At all times during the term hereof, the Lessee will, at the Lessee’s own expense, keep in effect and deliver to the Lessor liability insurance policies in form, and with an insurer, satisfactory to the Lessor. Such policies shall insure both the Lessor and the Lessee against all liability for damage to persons or property in, upon, or about the Premises. Lessee shall cause Lessor to be named as an additional insured on such policy. It shall be the responsibility of Lessee to insure all of the Lessee’s personal property located on the Premises. Lessee agrees to and shall indemnify and hold Lessor harmless against any and all claims and demands arising from the negligence of the Lessee, Lessee’s officers, agents, invitees and/or employees, as well as those arising from Lessee’s failure to comply with any covenant of this lease on Lessee’s part to be performed, and shall at Lessee’s own expense defend the Lessor against any and all suits or actions arising out of such negligence, actual or alleged, and all appeals therefrom and shall satisfy and discharge any judgment which may be awarded against Lessor in any such suit or action.

(12)         Intentionally blank.

(13)         Intentionally blank.

(14)         Intentionally blank.

Waiver of Subrogation Rights.

(15)         Neither the Lessor nor the Lessee shall be liable to the other for loss arising out of damage to or destruction of the Premises, when such loss is caused by any of the perils which are or could be included within or insured against by a standard form of fire insurance with extended coverage, carried by Lessor or Lessee, if any. All such claims for any and all loss, however caused, hereby are waived. Such absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Lessor or Lessee or by any of their respective agents, servants or employees. It is the intention and agreement of the Lessor and the Lessee that the rentals reserved by this lease have been fixed in contemplation that both parties shall fully provide their own insurance protection at their own expense, and that both parties shall look to their respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this lease. Neither the Lessor nor the Lessee shall have any interest or claim in the other’s insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint insured.

Eminent Domain.

(16)         In case of the condemnation or purchase of all or any substantial part of the Premises by any public or private corporation with the power of condemnation this lease may be terminated, effective on the date possession is taken or title is transferred, by either party hereto on written notice to the other and in that case the Lessee shall not be liable for any rent after the termination date.

(17)         Intentionally blank.

Delivering Up Premises on Termination.

(18)         At the expiration of the lease term or upon any sooner termination thereof, the Lessee will quit and deliver up the Premises, to the Lessor or those having Lessor’s estate in the Premises, peaceably, quietly, and in as good order and condition as when received, reasonable use and wear thereof, damage by fire, casualty and the elements alone and other events not required hereunder to be repaired by Lessee excepted, as the same are now in or hereafter may be put in by the Lessor.

Additional Covenants or Exceptions.

(19)         Intentionally blank.

(20)         Intentionally blank.

(21)         Lessee shall pay when due all taxes, assessments and public charges on the Premises.

Attachment Bankrupt Default.

PROVIDED, ALWAYS, and these presents are upon these conditions, that (1) if the Lessee shall be in arrears in the payment of rent for a period of ten days after the same becomes due, or (2) if the Lessee shall fail or neglect to perform or observe any of the covenants and agreements contained herein on Lessee’s part to be done, kept, performed and observed and such default shall continue for twenty days or more after written notice of such failure or neglect shall be given to Lessee, except that if the failure is of such a nature that it cannot be remedied fully within the 20-day period, this requirement shall be satisfied if Lessee begins correction of the failure within the 20-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable, or (3) if the Lessee shall be declared bankrupt or insolvent according to law, or (4) if any assignment of all or substantially all of Lessee’s property shall be made for the benefit of creditors, or (5) if on the expiration of this lease Lessee fails to surrender possession of the Premises, the Lessor or those having Lessor’s estate in the Premises, may terminate this lease and, lawfully, at Lessor’s option immediately or at any time thereafter, without demand or notice, enter into and upon the Premises and every part thereof and repossess the same, and expel Lessee and those claiming by, through and under Lessee and remove Lessee’s effects at Lessee’s expense, forcibly if necessary and store the same, all without being deemed guilty of trespass and without prejudice to any remedy which otherwise might be used for arrears of rent or preceding breach of covenant.

Neither the termination of this lease by forfeiture nor the taking or recovery of possession of the Premises shall deprive Lessor of any other action, right, or remedy against Lessee for possession, rent or damages, nor shall any omission by Lessor to enforce any forfeiture, right or remedy to which Lessor may be entitled be deemed a waiver by Lessor of the right to enforce the performance of all terms and conditions of this lease by Lessee.

In the event of any re-entry by Lessor, Lessor may lease or relet the Premises in whole or in part to any tenant or tenants who may be satisfactory to Lessor, for any duration, and for the best rent, terms and conditions as Lessor may reasonably obtain. Lessor shall apply the rent received from any such tenant first to the cost of retaking and reletting the Premises, including remodeling required to obtain any such tenant, and then to any arrears of rent and future rent payable under this lease and any other damages to which Lessor may be entitled hereunder.

Any property which Lessee leaves on the Premises more than ten (10) days after abandonment or expiration of the lease, or for more than ten days after any termination of the lease by Lessor, shall be deemed to have been abandoned, and Lessor may remove and sell the property at public or private sale as Lessor sees fit, without being liable for any prosecution therefor or for damages by reason thereof, and the net proceeds of any such sale shall be applied toward the expenses of Lessor and rent as aforesaid, and the balance of such amounts, if any, shall be held for and paid to the Lessee.

Holding Over.

In the event the Lessee for any reason shall hold over after the expiration of this lease, such holding over shall not be deemed to operate as a renewal or extension of this lease, but shall only create a tenancy at sufferance which may be terminated at will at any time by the Lessor.

Attorney Fees and Court Costs.

In case suit or action is instituted to enforce compliance with any of the terms, covenants or conditions of this lease, or to collect the rental which may become due hereunder, or any portion thereof, the losing party agrees to pay the prevailing party’s reasonable attorney fees incurred throughout such proceeding, including at trial, on appeal, and for post-judgment collection. The Lessee agrees to pay and discharge all Lessor’s costs and expenses, including Lessor’s reasonable attorney’s fees that shall arise from enforcing any provision or covenants of this lease even though no suit or action is instituted.

Should the Lessee be or become the debtor in any bankruptcy proceeding, voluntarily, involuntarily or otherwise, either during the period this lease is in effect or while there exists any outstanding obligation of the Lessee created by this lease in favor of the Lessor, the Lessee agrees to pay the Lessor’s reasonable attorney fees and costs which the Lessor may incur as the result of Lessor’s participation in such bankruptcy proceedings. It is understood and agreed by both parties that applicable federal bankruptcy law or rules of procedure may affect, alter, reduce or nullify the attorney fee and cost awards mentioned in the preceding sentence.

Waiver.

Any waiver by the Lessor of any breach of any covenant herein contained to be kept and performed by the Lessee shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent the Lessor from declaring a forfeiture for any succeeding breach, either of the same condition or covenant or otherwise.

Recitals.

The recitals of this Lease are hereby incorporated in to this Lease and made a part hereof.

Notices.

Any notice required by the terms of this lease to be given by one party hereto to the other or desired so to be given, shall be sufficient if in writing, contained in a sealed envelope, and sent first class mail, with postage fully prepaid, and if intended for the Lessor herein, then if addressed to the Lessor at DFA, LLC c/o Ahern Rentals, Inc., 4241 S. Arville Street, Las Vegas, Nevada 89103 and if intended for the Lessee, then if addressed to the Lessee at Ahern Rentals, Inc., 4241 S. Arville Street, Las Vegas, Nevada 89103. Any such notice shall be deemed conclusively to have been delivered to the addressee forty-eight hours after the deposit thereof in the U.S. Mail.

Heirs and Assigns.

All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto shall extend to, inure to the benefit of and bind, as the circumstances may require, the heirs, successors, personal representatives and so far as this lease is assignable by the terms hereof, to the assigns of such parties.

In construing this lease, it is understood that the Lessor or the Lessee may be more than one person; that if the context so requires, the singular pronoun shall be taken to mean and include the plural, and that generally all grammatical changes shall be made, assumed and implied to make the provisions hereof apply equally to corporations and to individuals.

IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first hereinabove written, any corporate signature of Lessee being by due authority of its Board of Directors and any signature of Lessor being by due authority of its managing member.

Lessor:		Lessee:
DFA, LLC		AHERN RENTALS, INC.

By:	/s/ DON F. AHERN	By:	/s/ DON F. AHERN
	Don F. Ahern, Manager		Don F. Ahern, President

EXHIBIT A

LEGAL DESCRIPTION

COMMENCING AT THE SOUTH QUARTER (S ½) CORNER OF SECTION 28, TOWNSHIP 20 SOUTH, RANGE 61 EAST, M.D.B.&M.; THENCE NORTH ALONG THE EAST LINE OF THE SOUTHWEST QUARTER (SW ¼) OF SAID SECTION 28 TO A POINT ON THE SOUTH BOUNDARY LINE OF CLARK AVENUE (NOW KNOWN AS BONANZA ROAD); THENCE NORTH 89° 36’ WEST A DISTANCE OF 222 FEET ALONG THE SOUTH BOUNDARY OF SAID CLARK AVENUE TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING NORTH 89° 36’ WEST A DISTANCE OF 111 FEET ALONG THE SOUTH BOUNDARY LINE OF SAID CLARK AVENUE; THENCE SOUTH 0° 26’ WEST A DISTANCE OF 374 FEET; THENCE SOUTH 89° 36’ EAST A DISTANCE OF 111 FEET; THENCE NORTH 0° 26’ EAST AND PARALLEL TO THE EAST LINE OF THE SOUTHWEST QUARTER (SW ¼) OF SAID SECTION 28 TO THE TRUE POINT OF BEGINNING.

Property:	1531 W. Bonanza Road
Las Vegas, NV